UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

InMed Pharmaceutical Inc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 15, 2022

Dear Shareholder:

You are receiving this notice because InMed Pharmaceutical Inc. (the “Company”) is using the notice-and-access rules for delivery of meeting materials for its 2022 Annual General Meeting (the “Meeting”) to its registered and beneficial shareholders. This notice regarding the Meeting is prepared pursuant to the notice-and-access rules under National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer, National Instrument 51-102 – Continuous Disclosure Obligations and pursuant to Rule 14a-16 under the United States Securities Exchange Act of 1934, as amended. Under notice-and-access, shareholders still receive a proxy or voting instruction form enabling them to vote at the Meeting. However, instead of a paper copy of the Notice of Meeting, Proxy Statement and Information Circular (the “Proxy Statement”), shareholders receive this notice with information on how they may access the Proxy Statement, 2022 Annual Report and form of proxy (collectively, the “Meeting Materials”) electronically. The use of this alternative method of delivery is more environmentally responsible as it will reduce paper use and will also reduce the Company’s printing and mailing costs. This notice is not a form for voting and presents only an overview of the more complete information in the Meeting Materials which contain important information and can be accessed online as provided below. Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Meeting are available on the internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Meeting are also provided below.

The Company has elected not to use the procedure known as “stratification” in relation to its shareholders under the “notice and access” rules. Stratification occurs when a reporting issuer using the “notice and access” rules provides a paper copy of proxy-related materials to some, but not all, of its shareholders.

The Meeting will be held in a virtual format on Thursday, December 15, 2022 at 2:00 p.m. (PST). The Meeting will be conducted via telephone conference. You will not be able to attend the Meeting in person. Only shareholders who own common shares of the Company at the close of business on the record date of October 24, 2022 may vote at the Meeting or any adjournment or postponement of the Meeting.

To access the meeting by phone, please use the registration link below and you will be provided with dial in details for the call.

Registration link: https://register.vevent.com/register/BI54bd5b4593924388b9bc45180bfdc3e5

The Meeting will begin promptly at 2:00 p.m. Pacific Standard Time. Access to the Meeting will open 15 minutes prior to the start of the Meeting.

The purposes of the Meeting are:

1.	To receive the audited financial statements of the Company, together with the auditors’ report thereon, for the fiscal year ended June 30, 2022.

2.	To elect the directors of the Company named in the Proxy Statement to hold office until the next annual meeting of the Company or until their successors are duly elected. See “Proposal 2: Election of Directors” in the Proxy Statement.

3.	To appoint KPMG LLP as the auditor/independent registered public accounting firm for the Company for the ensuing year and to authorize the Directors to fix the auditors’ remuneration. See “Proposal 3: Appointment of Auditor” in the Proxy Statement.

4.	To transact such further or other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

MANAGEMENT AND THE BOARD RECOMMEND A VOTE FOR EACH NOMINEE AND FOR EACH
MATTER TO BE VOTED ON.

This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

You may access the proxy materials at www.inmedpharma.com, www.sec.gov and at www.SEDAR.com. You may vote your shares online, by phone or by mail. Please refer to the directions on your voting instruction form or form of proxy for instructions on how to vote using these methods. To ensure that you have all the necessary information about the matters to be voted on at the Meeting, you should review the Proxy Statement before casting your vote.

If you prefer a paper copy of the Meeting Materials, have questions about notice-and-access or wish to have proxy materials for future meetings of shareholders sent to you in paper copy, please call us toll-free at 1-855-669-7207, email us at info@inmedpharma.com, or send a written request to our offices at Suite 310 – 815 West Hastings St., Vancouver, British Columbia, V6C 1B4.

Requests may be made up to one year from the date the Proxy Statement was filed on SEDAR, but requests should be received at least five business days in advance of December 13, 2022, being the proxy cut-off date for voting at the Meeting, in order to receive the Meeting Materials in advance of the proxy cut-off date for the Meeting. If you do not request paper copies they will not otherwise be provided to you.

All shareholders of the Company are strongly encouraged to vote prior to the Meeting by any of the means described below.

VOTING:

Registered shareholders are asked to return their proxies using one of the following methods not later than 2:00 p.m. (PST), on December 13, 2022, being the proxy cut-off date for the Meeting:

INTERNET:	www.investorvote.com

TELEPHONE PROXY:	Toll Free: 1-866-732-VOTE (8683)
International: 312-588-4290

TELEPHONE VIF:	Toll Free: 1-866-734-VOTE (8383)
International: 312-588-4291

FAX:	Toll Free: 1-866-249-7775
International: 1-416-263-9524

MAIL:	Computershare Investor Services Inc., Proxy Dept
100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1

Non-registered holders are asked to use the Voting Instruction Form provided by Computershare or Broadridge, as applicable, and RETURN IT TO COMPUTERSHARE OR BROADRIDGE, as applicable (not to the Company), or vote through the Internet or by telephone as indicated on the Voting Instruction Form, in each case as soon as practicable to ensure that it is transmitted on time. It must be received by Computershare or Broadridge, as applicable, with sufficient time for them to file a proxy by the proxy deadline of 2:00 p.m. (PST) on December 13, 2022.

Shareholders with questions about notice-and-access can email the Company at info@inmedpharma.com.

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